PRINCIPAL FUNDS, INC.

CONTRACTUAL FEE LIMIT/WAIVER AGREEMENT

AGREEMENT made this 14th day of June, 2012 by and between Principal Funds, Inc. (the “Fund”) and Principal Management Corporation (the “Advisor”) (together, the “Parties”).

The Advisor has contractually agreed to limit the Fund’s expenses (excluding interest the Funds incur in connection with investments they make) on certain share classes of certain of the Funds. The reductions and reimbursements are in amounts that maintain total operating expenses at or below certain limits. The limits are expressed as a percentage of average daily net assets attributable to each respective class on an annualized basis. The expenses borne by the Advisor are subject to reimbursement by the Funds through the Expiration Date, provided no reimbursement will be made if it would result in the Funds’ exceeding the total operating expense limits. The operating expense limits are attached as Appendix A.

The Advisor has contractually agreed to waive a portion of the management fee it receives from certain Funds through the Date of Expiration. The waiver is expressed as a percentage of average daily net assets. The management fee waivers are attached as Appendix B.

The Agreement embodies the entire agreement of the Parties relating to the subject matter hereof. This Agreement supersedes all prior agreement and understandings, and all rights and obligations thereunder are hereby cancelled and terminated. No amendment or modification of this Agreement will be valid or binding unless it is in writing by the Parties

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first written above.

Principal Funds, Inc.

/s/ Beth C. Wilson

By: Beth C. Wilson, Vice President & Secretary

Principal Management Corporation

/s/ Michael J. Beer

By: Michael J. Beer, Executive Vice President

Appendix A

10/31 FYE Series	Class A	Class B	Class C	Class J	Institutional Class	Expiration
Bond & Mortgage Securities Fund	0.94%	1.60%	1.75%	N/A	N/A	02/28/2013
California Municipal Fund	N/A	1.82%	N/A	N/A	N/A	02/28/2013
Diversified International Fund	N/A	2.47%	2.08%	N/A	N/A	02/28/2013
Equity Income Fund	N/A	1.97%	N/A	N/A	N/A	02/28/2013
Global Diversified Income Fund	1.25%	N/A	2.00%	N/A	0.90%	02/28/2013
Global Real Estate Securities Fund	1.45%	N/A	2.20%	N/A	0.950%	02/28/2013
Government & High Quality Bond Fund	0.88%	1.65%	1.63%	1.00%	N/A	02/28/2013
High Yield Fund	N/A	1.92%	N/A	N/A	N/A	02/28/2013
Income Fund	N/A	1.90%	N/A	1.10%	N/A	02/28/2013
Inflation Protection Fund	0.90%	N/A	1.65%	1.15%	N/A	02/28/2013
International Emerging Markets Fund	N/A	2.78%	2.80%	N/A	N/A	02/28/2013
Overseas Fund	N/A	N/A	N/A	N/A	1.10%	02/28/2013
LargeCap Growth Fund	N/A	2.25%	N/A	N/A	N/A	02/28/2013
LargeCap S&P 500 Index Fund	0.70%	N/A	1.30%	N/A	N/A	02/28/2013
LargeCap Value Fund	N/A	2.00%	1.70%	N/A	N/A	02/28/2013
MidCap Blend Fund	N/A	2.09%	1.95%	N/A	N/A	02/28/2013
MidCap Value Fund III	N/A	N/A	N/A	N/A	0.69%	02/28/2013
Money Market Fund	N/A	1.55%	1.79%	N/A	N/A	02/28/2013
Principal Capital Appreciation	N/A	1.99%	1.82%	N/A	N/A	02/28/2013
Principal LifeTime 2010 Fund	0.41%	N/A	N/A	N/A	N/A	02/28/2013
Principal LifeTime 2015 Fund	N/A	N/A	N/A	N/A	0.08%	02/28/2013
Principal LifeTime 2020 Fund	0.41%	1.16%	N/A	N/A	N/A	02/28/2013
Principal LifeTime 2025 Fund	N/A	N/A	N/A	N/A	0.08%	02/28/2013
Principal LifeTime 2030 Fund	0.41%	1.16%	N/A	N/A	N/A	02/28/2013
Principal LifeTime 2035 Fund	N/A	N/A	N/A	N/A	0.08%	02/28/2013
Principal LifeTime 2040 Fund	0.41%	1.16%	N/A	N/A	N/A	02/28/2013
Principal LifeTime 2045 Fund	N/A	N/A	N/A	N/A	0.08%	02/28/2013
Principal LifeTime 2050 Fund	0.41%	1.16%	N/A	N/A	N/A	02/28/2013
Principal LifeTime 2055 Fund	N/A	N/A	N/A	N/A	0.08%	02/28/2013
Principal LifeTime Strategic Income Fund	0.41%	1.16%	N/A	N/A	N/A	02/28/2013
Real Estate Securities Fund	1.45%	2.20%	2.20%	N/A	N/A	02/28/2013
SAM Balanced Portfolio	N/A	1.70%	N/A	N/A	N/A	02/28/2013
SAM Conservative Balanced Portfolio	N/A	1.69%	N/A	N/A	N/A	02/28/2013
SAM Conservative Growth Portfolio	N/A	1.71%	N/A	N/A	N/A	02/28/2013
SAM Flexible Income Portfolio	N/A	1.69%	N/A	N/A	N/A	02/28/2013
SAM Strategic Growth Portfolio	N/A	1.75%	N/A	N/A	N/A	02/28/2013
Short-Term Income Fund	N/A	N/A	1.67%	1.07%	N/A	02/28/2013
SmallCap Blend Fund	1.35%	2.29%	2.08%	N/A	0.80%	02/28/2014
SmallCap Growth Fund II	N/A	N/A	N/A	1.58%	N/A	02/28/2013
SmallCap Value Fund II	N/A	N/A	N/A	1.926%	N/A	02/28/2013
Tax-Exempt Bond Fund	0.85%	1.60%	1.60%	N/A	N/A	02/28/2013

	R-1	R-2	R-3	R-4	R-5
Government & High Quality Bond Fund	1.29%	1.16%	0.98%	0.79%	0.67%	02/28/2013
Principal LifeTime 2055 Fund	0.96%	0.83%	0.65%	0.46%	0.34%	02/28/2013
Short-Term Income Fund	1.30%	1.18%	0.99%	0.79%	0.68%	02/28/2013

Principal Management Corporation ("Principal"), the investment advisor has contractually agreed to limit Other Expenses for the Bond & Mortgage Securities Fund that are attributable to the Institutional class shares and, if necessary, pay expenses normally payable by the Fund, excluding interest expense, through the period ending February 28, 2013. It is expected that the expense limit will continue through the period disclosed; however, Principal Funds, Inc. and Principal, the parties to the agreement, may agree to terminate the expense limit prior to the end of the period.

In addition, Principal Management Corp. has contractually agreed to limit the expenses identified as "Other Expenses" related to Class P shares and, if necessary, pay expenses normally payable by the Fund, excluding interest expense, through the period ending February 28, 2013. The expense limit will maintain "Other Expenses" (expressed as a percent of average net assets on an annualized basis) not to exceed 0.20%.

08/31 FYE Series	Class A	Class C	Institutional Class			Expiration
Bond Market Index Fund	N/A	N/A	0.30%			12/31/2012
Blue Chip Fund	N/A	N/A	0.75%			12/31/2013
Diversified Real Asset Fund	1.25%	2.00%	0.95%			12/31/2012
International Equity Index Fund	N/A	N/A	0.40%			12/31/2012
Small-MidCap Dividend Income Fund	1.40%	N/A	N/A			02/28/2013
Small-MidCap Dividend Income Fund	N/A	2.15%	N/A			12/31/2013
Opportunistic Municipal Fund	0.90%	1.65%	N/A			12/31/2013
Global Multi-Strategy Fund	2.00%	N/A	1.65%			12/31/2012
Global Multi-Strategy Fund	N/A	2.75%	N/A			12/31/2013

	R-1	R-2	R-3	R-4	R-5	Expiration
Bond Market Index Fund	1.18%	1.05%	0.87%	0.68%	0.56%	12/31/2012
Blue Chip Fund	N/A	N/A	N/A	N/A	N/A	12/31/2013
Diversified Real Asset Fund	N/A	N/A	N/A	N/A	N/A	12/31/2012
International Equity Index Fund	1.28	1.15	0.97	0.78	0.66	12/31/2012
Small-MidCap Dividend Income Fund	N/A	N/A	N/A	N/A	N/A	02/28/2013
Small-MidCap Dividend Income Fund	N/A	N/A	N/A	N/A	N/A	12/31/2013
Opportunistic Municipal Fund	N/A	N/A	N/A	N/A	N/A	12/31/2013
Global Multi-Strategy Fund	N/A	N/A	N/A	N/A	N/A	12/31/2012
Global Multi-Strategy Fund	N/A	N/A	N/A	N/A	N/A	12/31/2013

In addition, Principal Management Corp. has contractually agreed to limit the expenses identified as "Other Expenses" related to Class P shares and, if necessary, pay expenses normally payable by the Fund, excluding interest expense, through the period ending December 31, 2012. The expense limit will maintain "Other Expenses" (expressed as a percent of average net assets on an annualized basis) not to exceed 0.20%.

Appendix B

Principal Management Corporation ("Principal"), the investment advisor has contractually agreed to limit certain of the Funds' management fees. The expense limit will reduce the Fund's Management Fees by the amounts listed below:

Series	Waiver	Expiration
International Fund I	0.026%	02/28/2013
International Value Fund I	0.03%	02/28/2013
LargeCap Blend Fund II	0.018%	02/28/2013
LargeCap Growth Fund I	0.016%	02/28/2013
LargeCap Growth Fund II	0.014%	02/28/2013
LargeCap Value Fund I	0.014%	02/28/2013
LargeCap Value Fund III	0.012%	02/28/2013
MidCap Growth Fund III	0.022%	02/28/2013
MidCap Value Fund I	0.02%	02/28/2013
MidCap Value Fund III	0.014%	02/28/2013
SmallCap Growth Fund I	0.022%	02/28/2013
SmallCap Growth Fund II	0.02%	02/28/2013
SmallCap Value Fund II	0.024%	02/28/2013